Exhibit 4.25

edward nathan sonnenbergs

johannesburg cape town durban

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@problemsolved.co.za www.problemsolved.co.za

SECOND ADDENDUM TO THE SUBSCRIPTION, SALE AND SHAREHOLDERS AGREEMENT

entered into between

HARMONY GOLD MINING COMPANY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

and

HISTOPATH PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1.	INTERPRETATION

In this Addendum –

1.1.	“Addendum” means this second addendum to the Subscription, Sale and Shareholders’ Agreement;

1.2.	“Subscription, Sale and Shareholders Agreement” means the subscription, sale and shareholders’ agreement entered into between the Parties on 20 March 2013, as amended; and

1.3.	unless otherwise defined herein or the context indicates otherwise, words and expressions defined in the Subscription, Sale and Shareholders’ Agreement will have the same meanings and any reference to the word “clause” or “annexure” refers to a clause or annexure of the Subscription, Sale and Shareholders Agreement.

2.	INTRODUCTION

2.1.	The Parties have agreed to amend the Subscription, Sale and Shareholders’ Agreement by deleting clause 14.3.2 and replacing same with a new clause 14.3.2.

2.2.	The Parties wish to record their agreement in writing.

3.	AMENDMENT

The Parties hereby amend the Subscription, Sale and Shareholders’ Agreement by deleting clause 14.3.2 and replacing same with a new clause 14.3.2 –

“14.3.2	in respect of the Harmony Shareholder Loan –

14.3.2.1	bear interest at a rate of 100 (one hundred) basis points above the Funding Rate;

14.3.2.2	be repayable in 15 (fifteen) equal semi-annual instalments commencing on 31 December 2013 and terminating on 31 December 2020, subject to the provisions of the Cashflow Waterfall Agreement; and

14.3.2.3	at the election of Harmony, failure of the Company to repay the Harmony Shareholder Loan shall not constitute a default by the Company;”

4.	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Subscription, Sale and Shareholders Agreement shall mutatis mutandis continue to apply.

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

5.	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6.	SIGNATURE

6.1.	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2.	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

6.3.	The persons signing this Addendum in a representative capacity warrant their authority to do so.

FOR	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Frank Abbott
Date:	27 June 2013
Place:	Randfontein

FOR	BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Frank Abbott
Date:	27 June 2013
Place:	Randfontein

FOR	HISTOPATH PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	M. Mashabh
Date:	5 July 2013
Place:	Sandton

FOR	BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	M.C. Matjila
Date:	8 July 2013
Place:	Johannesburg

FOR	BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Livhu Nengovhela
Date:	10 July 2013
Place:	Sandton

FOR	BUSINESS VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

FOR	THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Neil Terblanche
Date:	27 June 2013
Place:	Randfontein

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